UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMAIL and POST on INTRANET

August 27, 2008

Dear SI International Team Members:

Today we have made an important announcement that SI International is planning to join forces with Serco North America by the end of this year.  I wanted to share the exciting news with you and my thoughts on why we think this is a win-win transaction for both companies.  A copy of the news release can be found on SI International’s home page, www.si-intl.com.

Throughout our ten year history, we have successfully grown our company both organically and through nine acquisitions.  We are now a top 50 Prime Federal IT contractor with over half a billion dollars in annual revenue.  Our goal is to become a $1 billion company within the next three years.  This merger will propel us into becoming part of an approximately $1.3 billion federal contractor and a $6 billion world leader in government services transformation.

This announcement is an exciting milestone for SI International.  By combining our teams of highly qualified professionals, we hope to broaden and deepen the services provided to our customers in the Federal Government. In moving forward together, our enhanced profile will provide us with greater resources to bid on bigger contracts.

After spending the past few months getting to personally know Serco and its management team, I believe that we are joining a top-notch global company that shares our values and culture.  Serco recognizes that people are a company’s greatest asset.  As part of Serco, we anticipate you will have the opportunity to participate in many exciting and rewarding endeavors.  This merger is about providing you the room to grow professionally, while at the same time strengthening and enhancing our business.

We realize that many uncertainties and questions naturally arise with significant change, so every effort will be made to keep you informed on the closing of the acquisition, integration plans, and related developments that may affect you.

Today at 10:00 a.m. Eastern Time, Ed Casey, Chairman and CEO of Serco North America, will be joining me in the Reston office for an SI International All Hands Meeting/Conference Call where we will discuss this exciting news.  If you are unable to attend the meeting, you can join us by phone by dialing 1-888-396-2356 and entering passcode 68307370.  I encourage each of you to participate.  If you are unable to participate in the live conference call, a digital reply will be available beginning this afternoon.  The replay dial-in number is 1-888-286-8010 and the passcode is 88937672.

If you have questions, please use the telephone hotline set up to respond to questions concerning the acquisition. For those calling within the DC metro area dial 703-234-7038; for outside the DC metro area dial 1-800-337-1858.  To submit questions by email, use si-questions@si-intl.com.  In the meantime, I encourage you to visit http://www.serco-na.com to learn more about Serco.

I would like to stress to each of you that since SI International is a public company, it is very important that we do not discuss information with the media or investment community related to the acquisition.  Any such inquiries you receive should be referred to Alan Hill, SI International’s Vice President of Corporate Communications at (703) 234-6854 or alan.hill@si-intl.com.

I look forward to speaking with you more about our exciting future.  I know that Ed Casey and his team will be meeting and talking with many of you as we finalize the transaction.

Sincerely,

Brad Antle

President and CEO

SI International

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This email may contain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties. Such risks include, without limitation, the risk that the transaction will not be consummated as a result of the failure of any of the conditions precedent, such as the ability to obtain government approvals required for closing the transaction. SI International undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in expectations that may arise after the date of this release. We caution you not to place undue reliance upon any such forward-looking statements.

This email is not a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell shares of SI International, and is not a substitute for any proxy statement, tender offer statement or other filing that may be made with the Securities and Exchange Commission (“SEC”) with respect to the proposed transaction. SI International intends to file and deliver all forms, proxy statements, notices and other documents required under state and federal law regarding the proposed transaction. SI International will be filing preliminary proxy materials with the SEC for the special meeting of stockholders to be held to vote on the proposed merger. Upon completion of the SEC’s review of the preliminary proxy materials, SI International will call a special meeting of its stockholders to vote on the merger and will file with the SEC and mail to SI International’s stockholders definitive proxy materials. Before making any voting or investment decisions, investors and stockholders of SI International are urged to read the definitive proxy materials regarding the merger transaction carefully in their entirety when they become available, because they will contain important information about the proposed transaction, including, among other things, the recommendation of SI International’s board of directors in respect of the merger. Copies of the definitive proxy materials and any amendments or supplements thereto may be obtained without charge, as they become available, at the SEC’s website at http://www.sec.gov or at SI International’s website at http://www.si-intl.com. Investors and stockholders also may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC from SI International by directing a written request to SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190, Attention: Company Secretary.

SI International and certain of its directors, executive officers and management employees and other persons, and Serco Group plc and Serco Inc. and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from SI International’s stockholders in favor of the approval of the transaction. Information regarding SI International’s directors, executive officers and management employees and their respective interests in SI International by security holdings or otherwise is set forth in SI International’s Proxy Statement on Schedule 14A for

its 2008 Annual Meeting of Stockholders, filed with the SEC on April 18, 2008. Information regarding Serco Group plc’s directors and executive officers is available in its 2007 Annual Review and Accounts available at http://www.serco.com. Information regarding Serco Inc.’s directors and executive officers is available at www.serco-na.com.